EXHIBIT 99.1

FLEET STATUS REPORT

Atwood Oceanics, Inc. And Subsidiaries Fleet Status Report As of February 1, 2011

As used herein, “we”, “us”, and “our” refers to Atwood Oceanics, Inc. and its subsidiaries, except where the context indicates otherwise.  Statements contained in this Fleet Status Report, including information regarding our estimated rig availability, contract duration, future dayrates, future daily operating costs, future effective tax rates, customer or contract status are forward-looking statements.  These statements reflect management's reasonable judgment with respect to future events.  Forward-looking statements involve risks and uncertainties.  Actual results could differ materially from those anticipated as a result of various factors including: our dependence on the oil and gas industry; the risks involved in upgrade, repair and construction of our rigs; competition; operating risks; risks involved in foreign operations; risks associated with possible disruptions in operations due to terrorism; risks associated with a possible disruption in operations due to the war with Iraq and governmental regulations and environmental matters.  A list of additional risk factors can be found in our annual report on Form 10-K for the year ended September 30, 2010, filed with the Securities and Exchange Commission.  All information in this Fleet Status Report is as of the date indicated above.  We undertake no duty to update the content of this Fleet Status Report or any forward-looking statement contained herein to conform the statement to actual results or to reflect changes in our expectations.

Rig Name	Rated Water Depth	Location	Customer	Estimated Contract End Date	Estimated Contract Day Rate	Additional Comments
ULTRA-DEEPWATER
ATWOOD ADVANTAGE	12,000’	Under construction in Korea with delivery expected in the fourth quarter of fiscal year 2013.	---	AVAILABLE	N/A
ATWOOD CONDOR	10,000’	Under construction in Singapore with delivery expected in the third quarter of fiscal year 2012.	---	AVAILABLE	N/A

ATWOOD OSPREY	8,200’	Under construction in Singapore with delivery expected in the second quarter of fiscal year 2011 at which time the rig will be mobilized to Australia.	CHEVRON AUSTRALIA PTY. LTD.
FIRM WORK –
Second quarter fiscal year 2014 if three-year commitment or second quarter fiscal year 2017 if six-year commitment.  (Contract provides option to extend to six years at time of delivery of rig)

					$470,000 (if three-year commitment) $450,000 (if six-year commitment)	Day rate subject to change due to cost escalation and currency exchange provisions in the contract.
DEEPWATER SEMISUBMERSIBLES
ATWOOD EAGLE	5000’	Australia	CHEVRON	FIRM WORK – September/October 2011 (Six months after the ATWOOD OSPREY commences operations in Australia)	$450,000 (until the ATWOOD OSPREY commences operations in Australia)/$390,000 thereafter	Day rate subject to change due to cost escalation and currency exchange provisions in the contract.
ATWOOD FALCON	5,000’	Malaysia	SHELL	FIRM WORK – November 2011/January 2012 (depending on the length of the drilling program)	$431,000 (until August 24th)/ $300,000 thereafter	Day rate subject to change due to cost escalation provisions in the contract.
ATWOOD HUNTER	5,000’	Ghana/ Equatorial Guinea	KOSMOS ENERGY GHANA INC/NOBLE	FIRM WORK - October 2012	$538,000 to $545,000
The rig could incur approximately 20 zero rate days in the fourth quarter of fiscal year 2011 for regulatory inspections and planned maintenance.

Day rate subject to change due to cost escalation provisions in the contract.

JACK-UPS
ATWOOD MAKO	400’	Under construction in Singapore with delivery expected in the fourth quarter of fiscal year 2012.	---	AVAILABLE	N/A
ATWOOD MANTA	400’	Under construction in Singapore with delivery expected in the first quarter of fiscal year 2013.	---	AVAILABLE	N/A
ATWOOD ORCA	400’	Under construction in Singapore with delivery expected in the third quarter of fiscal year 2013.	---	AVAILABLE	N/A
ATWOOD BEACON	400’	Suriname/Guyana	MURPHY SURINAME OIL COMPANY, LTD./REPSOL EXPLORATION S.A./TEIKOKU OIL (SURINAME) CO. LTD. (INPEX) (“BEACON OPERATOR GROUP”)	FIRM WORK – September/October 2011 (4 wells)	$115,000
The contract provides an option to drill one (1) additional well at the current contracted dayrate.  This option must be exercised by 10 days after the start of the second firm well.

The rig could incur approximately five zero rate days in the third quarter of fiscal year 2011 for regulatory inspections and planned maintenance.

ATWOOD AURORA	350’	Egypt	RWE DEA NILE GmbH (“RWE”)	FIRM WORK – April 2011	$133,000
Effective January 29, 2011, RWE gave notice of a force majeure event due to the civil unrest in Egypt.  The current operating rate is 70% of contract day rate for the first 15 days of the forecast majeure event and 50% thereafter until the event is remediated or contract is terminated, whichever occurs first.  Contract can be terminated by either party after a 30 day period of a continuing force majeure event.

Day rate subject to change due to cost escalation provisions in the contract.

VICKSBURG	300’	Thailand	NUCOASTAL (THAILAND) LIMITED	FIRM WORK – June 2011	$90,000
OTHER
ATWOOD SOUTHERN CROSS	2,000’	Malta	---	AVAILABLE	N/A
SEAHAWK	1,800’	Ghana	---	AVAILABLE	N/A
RICHMOND	70’	US Gulf of Mexico	---	AVAILABLE	N/A